Q3 2021 Update 1 Exhibit 99.1

Highlights 03 Financial Summary 04 Operational Summary 06 Vehicle Capacity            07 Core Technology                   08 Other Highlights 09 Outlook 10 Photos & Charts                                                                     11 Key Metrics                                                                           18 Financial Statements 20 Additional Information 26

The third quarter of 2021 was a record quarter in many respects. We achieved our best-ever net income, operating profit and gross profit. Additionally, we reached an operating margin of 14.6%, exceeding our medium-term guidance of “operating margin in low-teens”. Perhaps more impressively, this level of profitability was achieved while our ASP2 decreased by 6% YoY in Q3 due to continued mix shift towards lower-priced vehicles. Our operating margin reached an all-time high as we continue to reduce cost at a higher rate than declines in ASP. EV demand continues to go through a structural shift. We believe the more vehicles we have on the road, the more Tesla owners are able to spread the word about the benefits of EVs. While Fremont factory produced more cars in the last 12 months than in any other year, we believe there is room for continued improvement. Additionally, we continue to ramp Gigafactory Shanghai and build new capacity in Texas and Berlin.  A variety of challenges, including semiconductor shortages, congestion at ports and rolling blackouts, have been impacting our ability to keep factories running at full speed. We believe our supply chain, engineering and production teams have been dealing with these global challenges with ingenuity, agility and flexibility that is unparalleled in the automotive industry. We would like to thank everyone who helps advance our mission. Operating cash flow less capex (free cash flow) of $1.3B in Q3 Net debt and finance lease repayments of $1.5B in Q3 In total, $164M decrease in our cash and cash equivalents in Q3 to $16.1B Cash Record vehicle production and deliveries in Q3 Started roll out of FSD City Streets Beta to a wider population in October Profitability $2.0B GAAP operating income; 14.6% operating margin in Q3 $1.6B GAAP net income; $2.1B non-GAAP net income (ex-SBC1) in Q3 30.5% GAAP Automotive gross margin (28.8% ex-credits) in Q3 Operations S U M M A R Y H I G H L I G H T S (1) SBC = stock-based compensation. (2) ASP = average selling price.

F I N A N C I A L  S U M M A R Y (Unaudited) (1)EPS = earnings per share. 4

FINANCIAL SUMMARY

Revenue

Total revenue grew 57% YoY in Q3. This was primarily achieved through growth in vehicle deliveries, as well as growth in other parts of the business. At the same time, vehicle ASP declined by 6% YoY as the Model S and Model X mix reduced YoY in Q3 due to product updates and as lower ASP vehicles became a larger percentage of our mix.

Profitability

Our operating income improved to $2.0B in Q3 compared to the same period last year, resulting in a 14.6% operating margin. This profit level was reached while incurring SBC expense attributable to the 2018 CEO award of $190M in Q3, primarily driven by a new operational milestone becoming probable.

Operating income increased substantially YoY mainly due to vehicle volume growth and cost reduction. Positive impacts were partially offset by ASP decline, growth in operating expenses, lower regulatory credit revenue, additional supply chain costs, Bitcoin-related impairment of $51M and other items.

Cash

Quarter-end cash and cash equivalents decreased to $16.1B in Q3, driven mainly by net debt and finance lease repayments of $1.5B, partially offset by free cash flow of $1.3B. Our total debt excluding vehicle and energy product financing has fallen to just $2.1B at the end of Q3.

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OPERATIONAL SUMMARY

(Unaudited)

	Q3-2020	Q4-2020	Q1-2021	Q2-2021	Q3-2021	YoY
Model S/X production	16,992	16,097	0	2,340	8,941	-47%
Model 3/Y production	128,044	163,660	180,338	204,081	228,882	79%
Total production	**145,036**	**179,757**	**180,338**	**206,421**	**237,823**	64%
Model S/X deliveries	15,275	18,966	2,030	1,895	9,289	-39%
Model 3/Y deliveries	124,318	161,701	182,847	199,409	232,102	87%
Total deliveries	**139,593**	**180,667**	**184,877**	**201,304**	**241,391**	73%
of which subject to operating lease accounting	10,014	13,636	13,602	14,492	16,658	66%
Total end of quarter operating lease vehicle count	61,638	72,089	83,032	95,491	108,757	76%
Global vehicle inventory (days of supply)(1)	14	11	8	9	6	-57%
Solar deployed (MW)	57	86	92	85	83	46%
Storage deployed (MWh)	759	1,584	445	1,274	1,295	71%
Store and service locations	466	523	561	598	630	35%
Mobile service fleet(2)	833	894	1,013	1,091	1,190	43%
Supercharger stations	2,181	2,564	2,699	2,966	3,254	49%
Supercharger connectors	19,437	23,277	24,515	26,900	29,281	51%

(1) Days of supply is calculated by dividing new car ending inventory by the relevant quarter's deliveries and using 75 trading days (aligned with Automotive News definition).

(2) In Q2 2021, we began including mobile service vehicles dedicated to tire repair in our mobile service fleet total. Prior period totals have been adjusted to reflect this change.

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VEHICLE CAPACITY

In Q3, we saw a continuation of global supply chain, transportation and other manufacturing challenges. We continue to run our production lines as close to full capacity as conditions allow. While sequential growth remains our goal, the magnitude of growth will be determined largely by outside factors.

US: California and Texas

Our Fremont factory produced over 430,000 vehicles in the last four quarters and we believe there is room for continued improvement. Model S production continued to ramp successfully in Q3 and Model X production ramp and first deliveries have begun.

Gigafactory Texas is progressing as planned. We are in the process of commissioning equipment and fabricating our first pre-production vehicles.

China: Shanghai

For all of Q3, China remained our main export hub. Production has ramped well in China, and we are driving improvements to increase the production rate further. For standard range vehicles, we are shifting to Lithium Iron Phosphate (LFP) battery chemistry globally.

Europe: Berlin-Brandenburg

Factory buildout remains on track with testing of equipment well underway. We expect to receive final permit approval before the end of this year.

Installed Annual Capacity		Current	Status
California	**Model S / Model X**	100,000	Production
	Model 3 / Model Y	500,000	Production
Shanghai	**Model 3 / Model Y**	>450,000	Production
Berlin	**Model Y**	-	Construction
Texas	**Model Y**	-	Construction
	Cybertruck	-	In development
TBD	**Tesla Semi**	-	In development
	Roadster	-	In development
	Future Product	-	In development

Installed capacity ≠ current production rate and there may be limitations discovered as production rates approach capacity. Production rates depend on a variety of factors, including equipment uptime, component supply, downtime related to factory upgrades, regulatory considerations and other factors.


2.0%
1.5%
1.0%
0.5%
0.0%
US/Canada
Europe
China
Q1-2015
Q3-2015
Q1-2016
Q3-2016
Q1-2017
Q3-2017
Q1-2018
Q3-2018
Q1-2019
Q3-2019
Q1-2020
Q3-2020
Q1-2021
Q3-2021

Market share of Tesla vehicles by region (TTM)

Source: Tesla estimates based on ACEA; Autonews.com; CAAM – light-duty vehicles only

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CORE TECHNOLOGY

Autopilot and Full Self Driving (FSD)

In Q3, we hosted AI Day – our recruiting event to attract the best AI talent. After presenting our end-to-end vision of full autonomy (fleet data collection, labelling, simulation, neural net training, vehicle processing, etc.), as well as our next generation neural net training chip and humanoid robot project, we have received an overwhelming number of applications.

In October, we started to expand our FSD City Streets beta to more drivers, based on demonstrated driver safety and attentiveness measured through their “Safety Score”. We continue to monitor fleet data closely to help facilitate a smooth rollout.


5
4
3
2
1
0
Autopilot
No Autopilot or Active safety
US average
Q3-2018
Q4-2018
Q1-2019
Q2-2019
Q3-2019
Q4-2019
Q1-2020
Q2-2020
Q3-2020
Q4-2020
Q1-2021
Q2-2021

Millions of miles driven between collisions

Source: Tesla; NHTSA

Vehicle Software

We released a refreshed mobile app in Q3 that streamlines the user experience, enables phone key for multiple vehicles simultaneously, allows commands to be sent to the vehicle immediately upon opening the app and integrates the purchase of upgrades, subscriptions and accessories. In addition, we added the Disney+ streaming video service, the Sky Force Reloaded scrolling arcade shooter game, Car Wash Mode and a number of improvements to cold weather performance.


Model S
Controls
Climate
Location
Summon
Security
Upgrades
Service

Control Car


Upgrades

Buy Software


Explore
Tesla Shop
Tesla

Buy Accessories


Appointment
Burbank Service Center
Preparation
Repair

Book Service

Battery and Powertrain

The 4680 in-house cell project continues to progress. We are producing an increasing number of battery packs for testing purposes, and so far, the test results meet our current expectations. Front and rear body castings, both needed for our structural battery pack architecture, are being produced at Gigafactory Texas.

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OTHER HIGHLIGHTS

Energy Storage

Energy storage deployments increased by 71% YoY in Q3, mainly driven by strong Megapack deployments. We recently announced our new Megapack factory with a capacity of 40 GWh, which compares to total Megapack deployments of 3 GWh in the last 12 months. We are very excited about the broader potential of this product.

Solar Retrofit and Solar Roof

Solar deployments were 83 MW in Q3, increasing by 46% YoY, with cash/loan purchases accounting for nearly all solar deployments. Solar Roof deployments more than doubled YoY and continued to grow sequentially in Q3. We are making further cost improvements, particularly on the installation side, in order to increase the profitability of our energy division.

Services and Other - Insurance

In Q3, we rolled out our "Safety Score" functionality, which will also be used for our telematics insurance product. We actively monitor braking, turning, tailgating (unsafe following), forward collision warnings and forced autopilot disengagements in order to predict the probability of a collision. This system will continue to be fine-tuned as we receive more data. We also launched our telematics insurance product in our first state – Texas – in early October. We believe our insurance premiums will be able to more accurately reflect chances of a collision than any other insurance product on the market. Additionally, we will proactively communicate to the user what driving adjustments need to be made to decrease probability of a collision.


45
40
35
30
25
20
15
10
5
0
Megapack-only capacity currently being built
Total energy storage deployments – 96% CAGR over 4 years[1]
2015
2016
2017
2018
2019
2020
Past 4 quarters
Megapack capacity being built

Total Energy storage deployments in GWh

[1]CAGR for TTM period between Q4-2016 to Q3-2017 and Q4-2020 to Q3-2021.


0%
-10%
-20%
-30%
-40%
-50%
Q4-2017
Q1-2018
Q2-2018
Q3-2018
Q4-2018
Q1-2019
Q2-2019
Q3-2019
Q4-2019
Q1-2020
Q2-2020
Q3-2020
Q4-2020
Q1-2021
Q2-2021
Q3-2021

Services and other gross margin

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O U T L O O K Volume Cash Profit Product We plan to grow our manufacturing capacity as quickly as possible. Over a multi-year horizon, we expect to achieve 50% average annual growth in vehicle deliveries. The rate of growth will depend on our equipment capacity, operational efficiency and the capacity and stability of the supply chain. We have sufficient liquidity to fund our product roadmap, long-term capacity expansion plans and other expenses. We expect our operating margin will continue to grow over time, continuing to reach industry-leading levels with capacity expansion and localization plans underway. We continue to target our first Model Y production builds in Berlin and Austin before the end of the year. The pace of the respective production ramps will be influenced by the successful introduction of many new product and manufacturing technologies in new locations, ongoing supply-chain related challenges and regional permitting. We are making progress on the industrialization of Cybertruck, which is currently planned for Austin production subsequent to Model Y. 10

P H O T O S & C H A R T S

G I G A F A C T O R Y B E R L I N - C O U N T Y F A I R 12

G I G A F A C T O R Y T E X A S - O F F I C E S P A C E W I T H F A C T O R Y V I E W 13

G I G A F A C T O R Y T E X A S - M O D E L Y Q U A L I T Y C O N T R O L 14

G I G A F A C T O R Y T E X A S - E X T E R I O R 15

G I G A F A C T O R Y   S H A N G H A I   -   R & D C E N T E R I N T H E F O R E G R O U N D 16

G I G A F A C T O R Y   S H A N G H A I   -   G I G A P R E S S E S 17

Vehicle Deliveries (units) K E Y   M E T R I C S   Q U A R T E R L Y (Unaudited) Operating Cash Flow ($B) Free Cash Flow ($B) Net income ($B) Adjusted EBITDA ($B) 18

Vehicle Deliveries (units) Operating Cash Flow ($B) Free Cash Flow ($B) K E Y   M E T R I C S   T R A I L I N G   1 2   M O N T H S   ( T T M ) (Unaudited) Net income ($B) Adjusted EBITDA ($B) 19

F I N A N C I A L S T A T E M E N T S

S T A T E M E N T O F O P E R A T I O N S (Unaudited) 21

B A L A N C E   S H E E T (Unaudited) 22

S T A T E M E N T   O F   C A S H   F L O W S  (Unaudited) 23

R e c o n c I l I a t I o n   o f   G A A P   t o   N o n – G A A P   F I n a n c I a l   I n f o r m a t I o n (Unaudited) 24

R e c o n c I l I a t I o n   o f   G A A P   t o   N o n – G A A P   F I n a n c I a l   I n f o r m a t I o n (Unaudited) TTM = Trailing twelve months 25

A D D I T I O N A L   I N F O R M A T I O N WEBCAST INFORMATION Tesla will provide a live webcast of its third quarter 2021 financial results conference call beginning at 4:30 p.m. CT on October 20, 2021 at ir.tesla.com. This webcast will also be available for replay for approximately one year thereafter.   CERTAIN TERMS When used in this update, certain terms have the following meanings. Our vehicle deliveries include only vehicles that have been transferred to end customers with all paperwork correctly completed. Our energy product deployment volume includes both customer units installed and equipment sales; we report installations at time of commissioning for storage projects or inspection for solar projects, and equipment sales at time of delivery. "Adjusted EBITDA" is equal to (i) net income (loss) attributable to common stockholders before (ii)(a) interest expense, (b) provision for income taxes, (c) depreciation, amortization and impairment and (d) stock-based compensation expense, which is the same measurement for this term pursuant to the performance-based stock option award granted to our CEO in 2018. "Free cash flow" is operating cash flow less capital expenditures. “Net orders” means configured orders for vehicles in production minus cancellations. Average cost per vehicle is cost of revenues – automotive sales divided by vehicle deliveries (excluding leases). “Days sales outstanding” is equal to (i) average accounts receivable, net for the period divided by (ii) total revenues and multiplied by (iii) the number of days in the period. “Days payable outstanding” is equal to (i) average accounts payable for the period divided by (ii) total cost of revenues and multiplied by (iii) the number of days in the period. “Days of supply” is calculated by dividing new car ending inventory by the relevant quarter’s deliveries and using 75 trading days. NON-GAAP FINANCIAL INFORMATION Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis to supplement our consolidated financial results. Our non-GAAP financial measures include non-GAAP automotive gross margin, non-GAAP net income (loss) attributable to common stockholders, non-GAAP net income (loss) attributable to common stockholders on a diluted per share basis (calculated using weighted average shares for GAAP diluted net income (loss) attributable to common stockholders), Adjusted EBITDA, Adjusted EBITDA margin and free cash flow. These non-GAAP financial measures also facilitate management’s internal comparisons to Tesla’s historical performance as well as comparisons to the operating results of other companies. Management believes that it is useful to supplement its GAAP financial statements with this non-GAAP information because management uses such information internally for its operating, budgeting and financial planning purposes. Management also believes that presentation of the non-GAAP financial measures provides useful information to our investors regarding our financial condition and results of operations, so that investors can see through the eyes of Tesla management regarding important financial metrics that Tesla uses to run the business and allowing investors to better understand Tesla’s performance. Non-GAAP information is not prepared under a comprehensive set of accounting rules and therefore, should only be read in conjunction with financial information reported under U.S. GAAP when understanding Tesla’s operating performance. A reconciliation between GAAP and non-GAAP financial information is provided above.  FORWARD-LOOKING STATEMENTS Certain statements in this update, including statements in the “Outlook” section; statements relating to the future development, ramp, production capacity and output rates, demand and market growth, deliveries, deployment, availability and other features and improvements and timing of existing and future Tesla products and technologies such as Model 3, Model Y, Model X, Model S, Cybertruck, our equipment, our Autopilot, Full Self Driving and other vehicle software, our insurance, energy storage and solar products and the battery and powertrain technologies we are developing; statements regarding operating margin, spending and liquidity; and statements regarding construction, expansion, improvements and/or ramp and related timing at the California Factory, Gigafactory Shanghai, Gigafactory Berlin, Gigafactory Texas and Megapack factory are “forward-looking statements” that are subject to risks and uncertainties. These forward-looking statements are based on management’s current expectations, and as a result of certain risks and uncertainties, actual results may differ materially from those projected. The following important factors, without limitation, could cause actual results to differ materially from those in the forward-looking statements: uncertainties in future macroeconomic and regulatory conditions arising from the current global pandemic; the risk of delays in launching and manufacturing our products and features cost-effectively; our ability to grow our sales, delivery, installation, servicing and charging capabilities and effectively manage this growth; consumers’ demand for electric vehicles generally and our vehicles specifically; the ability of suppliers to deliver components according to schedules, prices, quality and volumes acceptable to us, and our ability to manage such components effectively; any issues with lithium-ion cells or other components manufactured at Gigafactory Nevada; our ability to build and ramp Gigafactory Shanghai, Gigafactory Berlin and Gigafactory Texas in accordance with our plans; our ability to procure supply of battery cells, including through our own manufacturing; risks relating to international expansion; any failures by Tesla products to perform as expected or if product recalls occur; the risk of product liability claims; competition in the automotive and energy product markets; our ability to maintain public credibility and confidence in our long-term business prospects; our ability to manage risks relating to our various product financing programs; the status of government and economic incentives for electric vehicles and energy products; our ability to attract, hire and retain key employees and qualified personnel and ramp our installation teams; our ability to maintain the security of our information and production and product systems; our compliance with various regulations and laws applicable to our operations and products, which may evolve from time to time; risks relating to our indebtedness and financing strategies; and adverse foreign exchange movements. More information on potential factors that could affect our financial results is included from time to time in our Securities and Exchange Commission filings and reports, including the risks identified under the section captioned “Risk Factors” in our quarterly report on Form 10-Q filed with the SEC on July 27, 2021. Tesla disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.    26